UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2011

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street Bethlehem, Pennsylvania		18015-1360
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

OraSure Technologies, Inc. (the “Company”) and Comerica Bank (“Comerica”) are parties to a Loan and Security Agreement, dated as of September 10, 2002, as amended (the “Loan Agreement”), pursuant to which Comerica has provided the Company with certain credit facilities, including a $10.0 million advance to fund the expansion of certain Company facilities (the “Expansion Advance”), which had a maturity date of June 27, 2011. A Sixth Amendment to Loan and Security Agreement, dated as of June 24, 2011, was executed by the Company and Comerica (the “Sixth Amendment”) in order to make certain changes to the Loan Agreement, including an extension of the maturity date of the Expansion Advance to September 27, 2011. A copy of the Sixth Amendment is attached as Exhibit 10 to this Form 8-K and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10	Sixth Amendment to Loan and Security Agreement, dated as of June 24, 2011, between OraSure Technologies, Inc. and Comerica Bank.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

	By:	/s/ Jack E. Jerrett
Date: June 27, 2011		Jack E. Jerrett
Senior Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit No.	Description

10	Sixth Amendment to Loan and Security Agreement, dated as of June 24, 2011, between OraSure Technologies, Inc. and Comerica Bank.

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